UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 1, 2005

Equity One, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

1696 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)

(305) 947-1664
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01    Entry into a Material Definitive Agreement.

    On March 1, 2005, the Compensation Committee of the Board of Directors of Equity One, Inc. (“Equity One” or the “Company”) approved a bonus deferral plan for performance or annual incentive awards that may be settled in cash (“Cash Bonuses”) under the Company’s 2000 Executive Incentive Compensation Plan (the “Plan”). Under this bonus deferral plan, certain officers of Equity One and its subsidiaries may elect to receive restricted stock issued under the Plan (“Restricted Stock”) at a 15% discount to the fair market value of the common stock in lieu of all or some of his or her Cash Bonus. If the officer terminates his or her employment with Equity One, the unvested portion of any Restricted Stock received under this bonus deferral plan would be forfeited. The Equity One Compensation Committee reviews this plan on an annual basis.

Item 9.01     Financial Statements and Exhibits.

      (a)     Financial Statements of Business Acquired.

   Not applicable

(b)    Pro Forma Financial Information.

   Not applicable

(c)     Exhibits

   Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       EQUITY ONE, INC.

Date:  March 7, 2005                                       By:_/s/ Howard M. Sipzner
            Howard M. Sipzner
            Executive Vice President and Chief Financial Officer